UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio		44258
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, Ronald A. Rice, who had been serving as President and Chief Operating Officer of RPM International Inc. (the “Company”), elected early retirement due to the Company’s decision to streamline its reporting structure. For purposes of his Amended and Restated Employment Agreement (the “Agreement”), Mr. Rice’s retirement is regarded as a termination without cause. A form of the Agreement has been filed as an exhibit to the Company’s Form 10-Q filed on April 9, 2009 and is incorporated herein by reference. The Company and Mr. Rice have entered into a Separation Agreement and Release and Waiver of Claims pursuant to which Mr. Rice will receive compensation and benefit continuation substantially in accordance with the provisions of the Employment Agreement, but the Company has agreed to provide an additional 29 months of continued healthcare coverage, together with outplacement and financial planning assistance. Mr. Rice and the Company have also agreed to certain additional covenants relating to confidentiality, disclosure and non-disparagement, provision of assistance to the Company during the post-employment period, and remedies in the event of a breach.

Item 8.01	Other Events.

On July 6, 2018, the Company issued a press release announcing the foregoing action. A copy of the press release is furnished with this current report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

99.1	The Company’s press release, dated July 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date: July 6, 2018

/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer